Exhibit 99.1

CB&I Reports 2009 Fourth Quarter and Year-End Results

THE WOODLANDS, Texas--(BUSINESS WIRE)--February 22, 2010--CB&I (NYSE: CBI) today reported net income for full-year 2009 of $174.3 million, or $1.79 per diluted share. For the 12 months of 2009, CB&I’s consolidated revenue was $4.6 billion.

New awards for 2009 totaled $6.1 billion, including the $1.4 billion Reficar refinery project in Colombia, the $1.0 billion gas plant project in Papua New Guinea, the $550 million Gorgon LNG storage tank award in Australia and the $530 million Gasco tank contract in Abu Dhabi, bringing CB&I’s year-end backlog to $7.2 billion. Cash and cash equivalents were $326.0 million as of December 31, 2009.

Fourth quarter net income was $41.2 million, or $0.41 per diluted share, and fourth quarter revenue was $1.0 billion. New awards totaled $3.4 billion in the quarter, comprising more than 50% of CB&I’s full year new awards.

“We are pleased to report that with net income of $174.3 million, 2009 has been the highest earning period in CB&I’s history, reflecting strong project execution worldwide,” said Philip K. Asherman, President and CEO. “Despite market uncertainty in the first half of 2009, we ended the year in a strong position with more than $300 million in cash and backlog of $7.2 billion, which includes a diverse mix of projects – more than 75% of which is outside the U.S. Looking ahead, we see improving stability in commodities and supply pricing and increasing momentum in our end markets, which gives us confidence going into 2010 and beyond.”

CB&I’s guidance for 2010 is as follows:
New Awards:	$4.0 to $4.5 billion
Revenue:	$3.9 to $4.2 billion
Earnings per Share:	$1.60 to $1.85

Earnings Conference Call

CB&I will host a webcast, including a slide presentation, at 4:00 p.m. CST (5:00 p.m. EST) February 22 to discuss financial and operating results, and answer questions from investors. The webcast is available at www.CBI.com Investor Relations/Company Highlights.

About CB&I

CB&I designs, engineers and constructs some of the world’s largest energy infrastructure projects, providing a full spectrum of EPC solutions and proven process technologies. Drawing upon more than a century of experience and the expertise of approximately 16,000 employees worldwide, CB&I safely and reliably executes more than 600 projects a year through its three business sectors: CB&I Lummus builds upstream and downstream oil & gas projects, LNG liquefaction and regasification terminals, and a wide range of other energy related projects; CB&I Steel Plate Structures designs, fabricates and constructs storage tanks and containment vessels and their associated systems for the oil & gas, water & wastewater, mining and nuclear industries; Lummus Technology capitalizes on more than 1,500 patents and patent applications to provide process technologies, catalysts and specialty equipment for petrochemical facilities, oil refineries and gas processing plants. For more information, visit www.CBI.com or access technical details at Lummus Technology Fact Sheets. If you would like to be added to CB&I’s news release email distribution list, visit www.cbi.com/ir/news.htm.

This release contains forward-looking statements regarding CB&I and represents our expectations and beliefs concerning future events. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties. When considering any statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases, or expressions such as “achieve”, “forecast”, “plan”, “propose”, “strategy”, “envision”, “hope”, “will”, “continue”, “potential”, “expect”, “believe”, “anticipate”, “project”, “estimate”, “predict”, “intend”, “should”, “could”, “may”, “might”, or similar forward-looking statements, we refer you to the cautionary statements concerning risk factors and “Forward-Looking Statements” described under “Risk Factors” in Item 1A of our Annual Report filed on Form 10-K filed with the SEC for the year ended December 31, 2009, and any updates to those risk factors or “Forward-Looking Statements” included in our subsequent Quarterly Reports on Form 10-Q filed with the SEC, which cautionary statements are incorporated herein by reference.

CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2009	2008	2009	2008

Revenue	$1,038,013	$1,513,387	$4,556,503	$5,944,981

Cost of revenue	909,856	1,349,011	4,033,783	5,711,831

Gross profit	128,157	164,376	522,720	233,150
% of Revenue	12.3%	10.9%	11.5%	3.9%
Selling and administrative expenses	46,133	44,493	204,911	215,457
% of Revenue	4.4%	2.9%	4.5%	3.6%
Intangibles amortization	5,773	6,360	23,326	24,039
Other operating expense (income), net	5,449	(508)	15,324	(464)
Equity earnings	(6,288)	(6,859)	(35,064)	(41,092)

Income from operations	77,090	120,890	314,223	35,210
% of Revenue	7.4%	8.0%	6.9%	0.6%
Interest expense	(5,364)	(6,580)	(21,383)	(21,109)
Interest income	627	1,249	1,817	8,426

Income before taxes	72,353	115,559	294,657	22,527

Income tax expense	(29,606)	(46,058)	(114,917)	(37,470)

Net income (loss)	42,747	69,501	179,740	(14,943)

Less: Net income attributable to noncontrolling interests	(1,517)	(920)	(5,451)	(6,203)

Net income (loss) attributable to CB&I	$41,230	$68,581	$174,289	$(21,146)

Net income (loss) attributable to CB&I per share
Basic	$0.42	$0.73	$1.82	$(0.22)
Diluted	$0.41	$0.72	$1.79	$(0.22)

Weighted average shares outstanding
Basic	97,695	94,354	95,832	95,402
Diluted	99,996	94,643	97,245	95,402

CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
SEGMENT INFORMATION
(in thousands)

	Three Months Ended				Twelve Months Ended
	December 31,		December 31,		December 31,		December 31,
	2009		2008		2009		2008

		% of		% of		% of		% of
NEW AWARDS*		Total		Total		Total		Total
CB&I Steel Plate Structures	$252,534	7%	$758,739	71%	$2,216,246	36%	$2,562,599	60%
CB&I Lummus	3,094,127	90%	282,716	26%	3,585,741	59%	1,218,990	28%
Lummus Technology	86,824	3%	28,437	3%	311,599	5%	505,203	12%
Total	$3,433,485		$1,069,892		$6,113,586		$4,286,792

		% of		% of		% of		% of
REVENUE		Total		Total		Total		Total
CB&I Steel Plate Structures	$388,813	37%	$551,436	36%	$1,650,271	36%	$2,011,911	34%
CB&I Lummus	547,840	53%	859,413	57%	2,542,834	56%	3,494,398	59%
Lummus Technology	101,360	10%	102,538	7%	363,398	8%	438,672	7%
Total	$1,038,013		$1,513,387		$4,556,503		$5,944,981

		% of		% of		% of		% of
INCOME (LOSS) FROM OPERATIONS		Revenue		Revenue		Revenue		Revenue
CB&I Steel Plate Structures	$42,145	10.8%	$56,624	10.3%	$147,194	8.9%	$214,386	10.7%
CB&I Lummus	11,032	2.0%	36,365	4.2%	86,127	3.4%	(289,935)	(8.3%)
Lummus Technology	23,913	23.6%	27,901	27.2%	80,902	22.3%	110,759	25.2%
Total	$77,090	7.4%	$120,890	8.0%	$314,223	6.9%	$35,210	0.6%

* New awards represents the value of new project commitments received by the Company during a given period.

CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2009	2008
ASSETS

Current assets	$1,195,578	$1,191,115
Equity investments	132,258	130,031
Property and equipment, net	316,112	336,093
Goodwill and other intangibles, net	1,179,600	1,198,674
Other non-current assets	193,219	144,805

Total assets	$3,016,767	$3,000,718

LIABILITIES AND SHAREHOLDERS' EQUITY

Revolver borrowings and notes payable	$709	$523
Current maturity of long-term debt	40,000	40,000
Other current liabilities	1,639,166	1,947,602
Long-term debt	80,000	120,000
Other non-current liabilities	359,602	318,740

Shareholders' equity	897,290	573,853

Total liabilities and shareholders' equity	$3,016,767	$3,000,718

CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND OTHER FINANCIAL DATA
(in thousands)

	Twelve Months
	Ended December 31,
	2009	2008
CASH FLOWS

Cash flows from operating activities	$247,413	$26,309
Cash flows from investing activities	(22,366)	(121,249)
Cash flows from financing activities	12,732	(122,716)

Increase (decrease) in cash and cash equivalents	237,779	(217,656)
Cash and cash equivalents, beginning of the year	88,221	305,877
Cash and cash equivalents, end of the year	$326,000	$88,221

OTHER FINANCIAL DATA

Decrease in receivables, net	$117,787	$44,947
Change in contracts in progress, net	37,101	(130,044)
(Increase) decrease in non-current contract retentions	(5,173)	1,416
(Decrease) increase in accounts payable	(220,098)	137,256
Change in contract capital	$(70,383)	$53,575

Depreciation and amortization expense	$79,531	$78,244
Capital expenditures	$47,839	$124,595

Backlog *	$7,199,462	$5,681,008

* Backlog includes the value of new award commitments until work is performed and revenue is recognized or until cancellation. Backlog may fluctuate with currency movements.

CONTACT:
CB&I
Media: Jan Sieving, +1 832 513 1111
Investors: Mark Coscio, +1 832 513 1200